Exhibit 23.02

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of OGE Energy Corp. of our report dated February 19, 2020 relating to the consolidated financial statements of Enable Midstream Partners, LP and subsidiaries, appearing in the Annual Report on Form 10-K of OGE Energy Corp. for the year ended December 31, 2019. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP

Oklahoma City, Oklahoma
October 1, 2020